CONSENT OF INDEPENDENT AUDITORS


The Trustees and Shareholders
Evergreen Equity Trust

         We consent to the use of our reports dated October 6, 1998 for Evergreen Tax Strategic Equity Fund and dated November 6, 1998 for Evergreen Omega Fund, Evergreen Small Company Growth Fund and Evergreen Strategic Growth Fund incorporated herein by reference and to the reference to our firm under the captions "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.



                                                  /s/KPMG Peat Marwick LLP
                                                  KPMG Peat Marwick LLP


Boston, Massachusetts
December 28, 1998



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